SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                  CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report:  February 10, 2000

                      LEXINGTON GLOBAL ASSET MANAGERS, INC.

State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization                        Identification No.)

DELAWARE                                     22-3395036

LEXINGTON GLOBAL ASSET MANAGERS, INC.
PARK 80 WEST PLAZA TWO
SADDLE BROOK, NJ 07663

(201)845-7300



Item 5. Other Events

On February 10, 2000, the registrant announced that the Company has been evaluating strategic alternatives to enhance stockholder value and has received several proposals in that regard. The Company has authorized its investment bankers, Putnam, Lovell, de Guardiola & Thornton, Inc. to enter into negotiations which could lead to a definitive merger agreement.


Exhibit No. 20 Other Documents or Statements to Security Holders.

For Immediate Release

Lexington In  Negotiations for Merger

         SADDLE   BROOK,    N.J.,    February   10,    2000/PRNewswire/(Nasdaq:
LGAM)-Lexington Global Asset Managers, Inc. announced today that the Company has been evaluating strategic alternatives to enhance stockholder value and has received several proposals in that regard. The Company has authorized its investment bankers, Putnam, Lovell, de Guardiola & Thornton, Inc. to enter into negotiations which could lead to a definitive merger agreement. Consummation of a transaction is subject to a number of additional conditions, including approval of a definitive merger agreement by Lexington's Board of Directors and Stockholders and by the directors and shareholders of the Investment Companies and other customary approvals.

Some of the information presented in this press release, including, but not limited to the Company's expectations regarding negotiation of a definitive merger agreement and consummation of a transaction, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its expectations are based on reasonable assumptions within the bounds of its knowledge, there can be no assurance that actual results will not differ materially from the Company's expectations. Factors that may cause the Company's actual results to differ materially from expectations include failure to reach agreement on material terms, failure to receive required corporate, regulatory and contractual approvals or consents and other factors discussed in the Company's Securities and Exchange Commission filings.

By:  /s/ Richard M. Hisey
Richard M. Hisey
EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER
Date:  2/10/00